  This AGREEMENT is made and entered into as of __________, 1999, by and among COYOTE SPORTS, INC., a Nevada corporation (the "Company"), and the investors named on Schedule I hereto (the "Investors") for the benefit of themselves and all other Holders of Subject Securities as defined herein.

  SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

  "Affiliate" of any Person shall mean any other Person who either directly or indirectly is in control of, is controlled by, or is under common control with such Person. The term "control" (including the terms "controlling," "controlled by" and under "common control with") with respect to any Person means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

  "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

  "Common Shares" shall mean the common stock, par value $0.001 per share, of the Company.


  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

  "Hold-Back Election" shall have the meaning set forth in Section 7(a) hereof.

  "Holder" shall mean any Person who is the holder of record, on the date hereof, of Common Shares or of shares of Common Stock, $.001 par value ("RP Common Stock"), of Royal Precision, Inc. ("RP") to be converted into a right to receive Subject Securities pursuant to the merger of Coyote Acquisition Corp. with and into RP (the "Merger").

  "Material Development Election" shall have the meaning set forth in Section 7(b) hereof.

  "Person", shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

  "Preferred Shares" shall mean the Series C Preferred Stock, par value $.001 per share, of the Company.

  "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

  "Subject Securities" shall mean (i) the Common Shares owned of record by the Investors as of the date hereof; (ii) the Common Shares owned of record by other Holders as of the date hereof; (iii) the Common Shares issuable upon conversion or exercise of convertible securities or options or other rights to acquire Common Shares outstanding as of the date hereof; (iv) the Preferred Shares issuable to Holders pursuant to the Merger to holders of record of RP Common Stock as of the date hereof and the Common Shares issuable to such Holders upon conversion of such Preferred Shares; and (v) any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the securities referred to in clauses (i) through (iv) above; provided, however, that any Subject Security shall cease to be such after either (x) [_____, 2009] or (y) such time as such security has been transferred, with or without consideration, to any Person other than a Holder.

  "Registration Statement" shall mean any registration statement under the Securities Act, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement. Unless the context requires otherwise, "Registration Statement" refers to a registration statement with respect to Subject Securities under this Agreement.

  "Rule 415" shall mean Rule 415 promulgated under the Securities Act or any similar successor rule thereto that may be promulgated by the SEC.

  "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

  "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

  "Shelf Registration" shall mean the registration of securities for sale on a continuous or delayed basis pursuant to Rule 415. Unless the context requires otherwise, "Shelf Registration" refers to a registration of Subject Securities.

  "Shelf Registration Statement" shall mean a Registration Statement filed in connection with a Shelf Registration of Subject Securities.

  "Underwritten Offering" shall mean a registered offering in which securities are sold to one or more underwriters on a firm commitment basis for reoffering to the public. Unless the context requires otherwise, "Underwritten Offering" refers to an offering of Common Shares which constitute Subject Securities.

  "Unrestricted Securities" shall mean Common Shares that may be sold pursuant to Rule 144(k) under the Securities Act, or any similar successor rule thereto that may be promulgated by the SEC.

  SECTION 2.  SHELF REGISTRATION.

  The Company anticipates filing with the SEC and maintaining in effect a Shelf Registration Statement with respect to the Common Stock issuable upon conversion of the Preferred Shares. The Company has agreed, for the benefit of the Holders, to use its reasonable best efforts to obtain a nationally recognized underwriter or underwriters for the purpose of underwriting a public offering of Common Shares constituting Subject Securities hereunder pursuant to such Shelf Registration Statement (or other Registration Statement, if necessary) to the extent set forth below. In no event shall the total number of Underwritten Offerings pursuant to Section 3 exceed one in any one-year period or five in the
aggregate.   Subject to Section 7(a), nothing in this Agreement shall in any way restrict any Holder from selling or otherwise transferring the risk or benefit of ownership of securities of the Company in any manner not provided in this Agreement, including any sale of Common Shares in the open market.

  SECTION 3.  UNDERWRITTEN OFFERINGS.

  (a) Request. Upon the written request of a Holder or Holders holding Common Shares, or Preferred Shares convertible into Common Shares, representing at least 10% of the Common Shares issued and outstanding (assuming conversion in full of the Preferred Shares), the Company shall use reasonable best efforts to facilitate an Underwritten Offering under the Shelf Registration Statement (or other Registration Statement, if necessary) in accordance with the provisions of this Agreement.

  (b) Notice of Request; Procedures. At least thirty (30) Business Days prior to the time that any Holder or Holders propose to effect an Underwritten Offering pursuant to Section 3(a), such Holders shall deliver to the Company a written notice setting forth the proposed timing of such Underwritten Offering and the number of Common Shares constituting Subject Securities to be offered. Thereafter, the Company shall, as soon as reasonably practicable, prepare and file any post-effective amendment or a supplement to the Prospectus as shall be necessary in accordance with the rules of the SEC under the Securities Act to include such Holders as selling shareholders in such Underwriting Offering under the Shelf Registration Statement, or, if necessary, file a new Registration Statement for such purpose, and perform any other procedures required to be performed by the Company under this Agreement or that are reasonably necessary or advisable to effect the proposed Underwritten Offering.

  (c) Road Show. The Company will use its reasonable best efforts to cooperate in a marketing effort in respect of any Underwritten Offering, including participation in a "road show" with appropriate senior management, to assist the Holders in selling Common Shares constituting Subject Securities in such Underwritten Offering.

  (d) Revocation of Request. A Holder or Holders requesting an Underwritten Offering pursuant to this Section 3 may, at any time prior to the consummation of such Underwritten Offering, revoke such request by providing written notice of revocation to the

Company and such Underwritten Offering shall not be deemed to be an Underwritten Offering for purposes of Section 2; provided, however, that the Holder or Holders revoking any request for an Underwritten Offering shall pay all reasonable expenses (not to exceed $________) of the Company incurred with respect to such revoked request in accordance with Section 8.

  SECTION 4.  OTHER DISPOSITIONS.   If no underwriter as provided in Section 10
can be obtained or no registration and Underwritten Offering can be completed on the basis provided in this Agreement, the Company shall use its reasonable best efforts to otherwise facilitate an orderly and effective disposition of the Common Shares requested to be included in such Underwritten Offering.

  SECTION 5.  PARTICIPATION IN OFFERINGS.

  (a) Company Piggyback Right. If a Holder or Holders deliver a notice of a proposed Underwritten Offering in accordance with Section 3(b), the Company may elect to participate in the sale of Common Shares in such Underwritten Offering. Such election shall be made by written notice of the Company delivered to the Holders within ten (10) Business Days of the Company's receipt of the notice of the Holders in respect of the Underwritten Offering, which notice shall specify the number of Common Shares that the Company proposes to sell in the Underwritten Offering. If the Company elects to participate in the Underwritten Offering, the Company shall promptly file an amendment to the Shelf Registration Statement or shall file a new Registration Statement, as may be required under the Securities Act in order to permit the Company to sell Common Shares in the Underwritten Offering. The Underwritten Offering shall thereafter be consummated as soon as practicable after the earlier to occur of (x) the time the required amendment to the Shelf Registration Statement or new Registration Statement shall become effective under the Securities Act, provided that the Company shall use its reasonable best efforts to cause such amendment or Registration Statement to become effective as soon as practicable, and (y) sixty (60) calendar days from the date of delivery by the Company to the Holders of the notice of the Company's election to participate in the proposed Underwritten Offering of the Holders.

  (b) Holder Piggyback Right. If the Company at any time proposes to file a registration statement with respect to the Underwritten Offering of Common Shares, then the Company shall in each case give written notice of such proposed filing to the Holders at least ten (10) Business Days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any Common Shares constituting Subject Securities held by such Holders included in such registration statement or otherwise included in such Unwritten Offering. Each Holder desiring to have its Subject Securities registered under this Section 5(a)(iii) shall so advise the Company in writing within five (5) Business Days after the date of receipt of the Company's aforesaid notice (which request shall set forth the amount of Subject Securities for which registration is requested), and the Company shall include in such Registration Statement all such Subject Securities so requested to be included therein. If any such registration is not a Shelf Registration, such Subject Securities shall be offered in the Underwritten Offering together with the offering of Common Shares by the Company with respect to which such Registration Statement has been filed. If any such registration is a Shelf Registration, such Subject Securities shall be included in the Registration Statement only for distribution in an Underwritten Offering together with an Underwritten

Offering of Common Shares by the Company.

  (c) Holder Participation in a Company Underwritten Offering Under Previous Registration. If the Company at any time proposes to effect an Underwritten Offering of Common Shares, under a previously effective Registration Statement, then the Company shall in each case give written notice of such proposed offering to the Holders at least ten (10) Business Days before the anticipated date of such Underwritten Offering, and such notice shall offer to all Holders the opportunity to have any or all of the Common Shares constituting Subject Securities then held by the Holders included in such Underwritten Offering, to the extent such Subject Securities have previously been registered either under the Shelf Registration Statement or a Registration Statement otherwise filed pursuant to this Agreement. Each Holder desiring to have its Subject Securities offered under this Section 5(a)(iv) shall so advise the Company in writing within five (5) Business Days after the date of receipt of the Company's aforesaid notice (which request shall set forth the amount of Subject Securities proposed to be offered), and the Company shall cause to be included in such Underwritten Offering all such Subject Securities so requested to be included therein.

  (d) Cutback. Notwithstanding the foregoing provisions of this Section 5, if the managing underwriter or underwriters of any Underwritten Offering referred to in Section 5(a),(b) or (c) have advised the Company in writing that the total amount of Common Shares of the Holders, the Company and any other Persons intended to be included in such Underwritten Offering is sufficiently large to materially adversely affect the success of such offering, then the amount of Common Shares to be offered in such public offering shall be allocated: (x) in the case of Section 5(a), first, among the Holders in proportion to the number of Common Shares proposed to be offered by each of them, and second, to the Company and any other holders of Common Shares contractually entitled to inclusion therein, in such proportion as they may determine; and (y) in the case of Section 5(b) or 5(c), (i), if in connection with an offering for the account of the Company, then first, to the Company, and second, among the Holders and any other holders of Common Shares contractually entitled to inclusion therein, pro rata in proportion to the number of Common Shares proposed to be offered by each of them, and (ii), if in connection with an offering for the account of a holder or holders of Common Shares other than a Holder, then first, to such holder or holders, and second, to the Company and the Holders pro rata in proportion to the number of Common Shares proposed to be offered by each of them.

  SECTION 6.  PROCEDURES.

  (a)  General.  In connection with the Company's obligations pursuant to
Section 2 hereof, the Company will:

     (i) notify the selling Holders of Subject Securities and the managing underwriters promptly (1) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any post-effective amendment, when it has become effective (and with respect to any Registration Statement other than the Shelf Registration Statement, when such Registration Statement or any pre-effective amendment has been filed), (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (5) if at any time the representations and warranties of the Company contemplated by paragraph (x) below cease to be true and correct as of any time they are required to be true and correct, (6) of any suspension of the qualification of the Subject Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (7) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading; and use reasonable best efforts to obtain as promptly as practicable the withdrawal of any order or other action suspending the effectiveness of any Registration Statement or suspending the qualification or registration (or exemption therefrom) of the Subject Securities for sale in any jurisdiction;

     (ii) if reasonably requested by the managing underwriter or underwriters or the Holders of Subject Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of the Subject Securities being sold in such Underwritten Offering agree should be included therein relating to the sale of the Subject Securities, including, without limitation, information with respect to the aggregate number of shares of Subject Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Subject Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

     (iii) promptly after the filing of any document which is to be incorporated by reference into a Registration Statement or Prospectus, provide without charge copies of such document to the Holders of the Subject Securities covered thereby and the underwriters, if any;

     (iv) furnish to the selling Holders of Subject Securities and each managing underwriter, without charge, at least one manually signed or "edgarized" copy, and as many conformed copies as may reasonably be requested, of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (v) deliver to the selling Holders and the underwriters, if any, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

     (vi) use reasonable best efforts to register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Subject Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Subject Securities covered by the then effective Registration Statement; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (vi) or
  (2) subject itself to general taxation in any such jurisdiction;

     (vii) cooperate with the selling Holders and the managing underwriters to facilitate the timely preparation and delivery of certificates representing Subject Securities to be sold and not bearing any restrictive legends; and enable such Subject Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Subject Securities to the underwriters;


     (viii) upon the occurrence of any event contemplated by clause (7) of paragraph (i) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Subject Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

     (ix) cause all Subject Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Subject Securities;

     (x) in the case of an Underwritten Offering, enter into an underwriting agreement and take all such other actions in connection therewith in order to expedite and facilitate the disposition of such Subject Securities, in each case as the underwriters determine is reasonable and customary in transactions of this kind, and in connection therewith: (1) make such representations and warranties to the Holders of such Subject Securities and the underwriters in form, substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings; (2) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters and the selling Holders of such Subject Securities and shall cover the matters customarily covered in opinions requested in secondary underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters); (3) obtain "cold comfort" letters from the independent public accountants of the Company addressed to the selling Holders of such Subject Securities and the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings; and (4) deliver such documents and certificates as may be reasonably requested by the selling Holders and the managing underwriters to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company in respect of the relevant offering;

     (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 60 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which the Subject Securities are sold in an Underwritten Offering, which earnings statements shall cover such 12-month periods;

     (xii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.; and

     (xiii) make available for inspection by representatives of the Holders of the Subject Securities covered by such Registration Statement, any underwriters participating in any disposition pursuant to such registration, and any attorneys or accountants retained by the selling Holders or the underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by, and to cooperate fully with, any such representative, underwriter, attorney or accountant in connection with such registration, and otherwise to cooperate fully in connection with any due diligence investigation, including making available its officers during ordinary business hours, and permitting discussions with the independent public accountants who have certified the Company's most recent annual financial statements, in each case to the extent necessary to enable any Holder or underwriter to conduct a "reasonable investigation" for purposes of Section 11(a) of the Securities Act; provided that such representatives, underwriters, attorneys or accountants enter into a confidentiality agreement, in customary form and substance reasonably satisfactory to the Company, prior to the release or disclosure to them of any such information, records or documents.

  (b) Holder Information. The Company may require each selling Holder to furnish to the Company for use in connection with the transactions contemplated hereby such information regarding such Holder and the distribution of Subject Securities to be sold by such Holder as the Company may from time to time reasonably request in writing.

  (c) Occurrence of Certain Events. Each Holder of Subject Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(i)(4), (6) or (7), such Holder will forthwith refrain from disposing or discontinue disposition of Subject Securities pursuant to the then current Prospectus until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed. The Company shall use its reasonable best efforts to limit the duration of any discontinuance with respect to the disposition of Subject Securities pursuant to this paragraph.

  (d) Additional Procedures. If the Holders become entitled, pursuant to an event described in clause (iv) of the definition of Subject Securities, to receive any securities in respect of Subject Securities that were already included in the Shelf Registration Statement subsequent to the date the Shelf Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the Shelf Registration Statement, the Company, as promptly as reasonably practicable, shall file, in accordance with the procedures more particularly set forth in Section 6(a), an additional Shelf Registration Statement with respect to any such Subject Securities. The Company shall use its reasonable best efforts to have any such additional Registration Statement declared effective as promptly as reasonably practicable after such filing and to keep such additional Shelf Registration Statement continuously effective for reasonable time thereafter not to exceed two years.

  SECTION 7.  HOLDBACK AGREEMENTS.

  (a) Hold-Back Election. Subject to Section 7(c) and the final two sentences of this Section 7(a), in the case of any Underwritten Offering requested by such Holder, or in which such Holder is participating or is given a substantial opportunity to participate, each Holder agrees, if and to the extent requested in writing by the managing underwriter or underwriters administering such offering as promptly as reasonably practicable prior to the commencement of the 7-day period referred to below (a "Hold-Back Election"), not to effect any public sale or distribution of securities of the Company except as part of such Underwritten Offering, during the period beginning seven (7) days prior to the closing date of such underwritten offering and during the period ending on the earlier of (i) ninety (90) days after such closing date and (ii) the date such sale or distribution is permitted by such managing underwriter or underwriters, provided that, if and to the extent it is reasonable to do so, the Company will request of the managing underwriter or underwriters to permit such sale or distribution prior to the date permitted under clause (i) above.

  (b) Material Development Election. Subject to Section 7(c), the Company shall be entitled, for a period of time not to exceed sixty (60) consecutive days, to require that the Holders refrain from effecting any distribution of their Subject Securities pursuant to the Shelf Registration Statement if the chief executive officer of the Company determines in his reasonable good faith judgment that, in accordance with his understanding of the disclosure requirements of applicable securities law, such distribution would require disclosure of any financing (other than an underwritten secondary offering of any securities of the Company), acquisition, corporate reorganization or other transaction or development involving the Company or any subsidiary of the Company that is or would be material to the Company and that, in the reasonable good faith business judgment of such chief executive officer, such disclosure would not at that time be in the best interests of the Company (a "Material Development Election"). The Company shall, as promptly as practicable, give the Holders written notice of any such Material Development Election. If the Holders have been required to refrain from disposing of their Subject Securities as a result of a Material Development Election, the Company shall, as promptly as practicable following the determination that the Holders may recommence such sales, notify such Holders in writing of such determination (but in any event no later than the end of such 60-day period).

  (c) Limitation. In no event shall the restrictions under Section 7(a) or Section 7(b), pursuant to one or more Hold-Back Elections or Material Development Elections, remain in effect for more than one hundred twenty (120) days in the aggregate in any calendar year.

  (d) Company Hold-Back.  In the case of any Underwritten Offering of
Subject Securities pursuant to Section 3, the Company agrees, if and to the extent requested in writing by the managing underwriter or underwriters administering such offering, as promptly as reasonably practicable prior to the commencement of the 7-day period referred to below, not to effect any public sale or distribution for its own account (other than sales pursuant to the same Registration Statement, as permitted under this Agreement and other than any registration on Form S-8 or S-4 (or any successor or substantially similar form) or of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, (B) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger, combination or consolidation with, another corporation, or (C) a dividend reinvestment plan) of any securities of the Company during the period beginning seven (7) days prior to the closing date of each underwritten offering of Subject Securities and during the period ending on the earlier of (i) forty-five (45) days after such closing date and (ii) the date such sale or distribution is permitted by such managing underwriter or underwriters; provided that, if and to the extent it is reasonable to do so, the Holders will request of the managing underwriter or underwriters to permit such sale or distribution prior to the date permitted under clause (i) above.

  SECTION 8. REGISTRATION EXPENSES. (a) General. Except as otherwise set forth in this section, each of the Company, on the one hand, and the Holders, on the other, will bear it own costs in connection with this Agreement, including without limitation, internal expenses (including, without limitation, all salaries and expenses of its officers and employees), fees and disbursements of its outside counsel and its independent public accountants and fees and expenses of any other experts or advisors.

  (b) Company Expenses. The Company shall pay all printing expenses (including expenses of printing and disseminating Prospectuses or any other necessary documentation). The Company shall also pay all registration and filing fees and fees and expenses of compliance with state securities or blue sky laws, including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom), except as provided in (c) below.

  [(c) Holder Expenses. The Holders shall pay all expenses incurred by the Company in connection with the participation in any "road show" of members of the Company's management up to $________, as well as [ ].]

  SECTION 9.  INDEMNIFICATION.

  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder, its officers, directors, employees, partners, principals, equity holders, managed or advised accounts, advisors and agents, and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities, expenses, actions and proceedings (including reasonable costs of investigation and reasonable legal fees and expenses) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be contained in, any

Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any Holder or any underwriters expressly for use therein. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders of Subject Securities, if so reasonably requested.

  (b) Indemnification by Holders of Subject Securities. In connection with any Underwritten Offering or Registration Statement in which a Holder of Subject Securities is participating, each such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Underwritten Offering or Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, shareholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, expenses actions and proceedings (including reasonable costs of investigation and reasonable legal fees and expenses) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be contained in, the Registration Statement or Prospectus, or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion therein. The Company and the other persons described above shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, as well as one local counsel in each relevant jurisdiction.

  (d) Contribution. If for any reason the indemnification provided for in
Section 9(a) or Section 9(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 9(a) and Section 9(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations, provided, that no indemnifying Holder shall be required to contribute an amount greater than the dollar amount of the net proceeds received by such indemnifying Holder with respect to the sale of the Subject Securities giving rise to such indemnification obligation. The relative fault of any indemnifying or of any indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying or indemnified party or its affiliates or representatives, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by (i) pro rata allocation (even if all Holders or any agents for the Holders or any underwriters of the Subject Securities, or all of them, were treated as one entity for such purpose), or (ii) by any other method that does not take into account the equitable consideration referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

  SECTION 10.  UNDERWRITERS.

  (a) Selection of Underwriters. Each underwriter for any Underwritten Offering under the Shelf Registration Statement or otherwise contemplated by this Agreement shall be a nationally recognized underwriter selected by the Company and reasonably satisfactory to the Holders.

  (b) Approved Underwriting Arrangements. No Holder may participate in any Underwritten Offering of Subject Securities hereunder, unless such Holder
(i) agrees to sell such Holder's Subject Securities on the basis provided in any underwriting arrangements approved by the managing underwriters for the Underwritten Offering, and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Subject

Securities in any Person otherwise than as set forth herein.

  SECTION 11. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this Section 11, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the consent in writing of the Company and the Holders at least [66 2/3]%, in the aggregate, of the Subject Securities outstanding.

  SECTION 12. REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically or to recover damages or to exercise any other remedy available to it at law or in equity. The foregoing rights and remedies shall be cumulative and the exercise of any right or remedy provided herein shall not preclude any Person from exercising any other right or remedy provided herein. Each of the Company and the Holders agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

  SECTION 13. NOTICES; DESIGNATED HOLDERS. (a) Delivery. All notices, documents and other communications required or permitted to be delivered hereunder shall, in the case of notices and communications, be in writing and shall be delivered by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

     If to the Holders, or any of them, to such Holders at their respective addresses shown on the records of the Company from time to time, with a copy to ________________;

     If to the Company, _______, with a copy to ____________; or

     At such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 13.

  (b) Receipt. All such notices and other communications shall be deemed to have been delivered and received (x) in the case of personal delivery, telecopier or telegram, on the date of such delivery, (y) in the case of air courier, on the Business Day after the date when sent and (z) in the case of mailing, on the third Business Day following such mailing.


  SECTION 14. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, and all Holders. No party may assign its rights or obligations under this Agreement to any other Person, except that any Holder may assign its rights hereunder to any other Holder, or to such Holder's spouse or child or a trust for the benefit of such Holder or such Holder's spouse or child. This Agreement may be enforced by any Holder as though such person were a party hereto.

  SECTION 15. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

  SECTION 16. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

  SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

  SECTION 18. JURISDICTION; FORUM. Each party hereto consents and submits to the exclusive jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Agreement. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 13, addressed to such party. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

  SECTION 19. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

  SECTION 20. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

  SECTION 21. ATTORNEYS' FEES. In any proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.



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                                      -14-

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    COYOTE SPORTS, INC.




                                    By:_________________________________________
                                      Name:
                                      Title:



                                    [Investors]

                                    APPENDIX I